Exhibit 99.1

Contact:	Paul Laland
Vice President, Corporate Communications
650-228-1811
laland@novacea.com

NOVACEA APPOINTS JOHN P. WALKER AS CHAIRMAN OF

BOARD OF DIRECTORS

SOUTH SAN FRANCISCO, CA – August 2, 2006 – Novacea, Inc. (Nasdaq: NOVC) announced today the appointment of John P. Walker as the chairman of its board of directors effective July 31, 2006. Mr. Walker will assume the chairmanship from Eckard Weber, M.D. who will continue to serve on Novacea’s board of directors.

“Under the chairmanship of Dr. Weber, we have realized the vision he laid out when he founded the company five years ago. With a robust oncology pipeline and an experienced team in place, we were able to complete our initial public offering in May of 2006. As we hope to advance three important product candidates toward regulatory approval and commercialization over the next several years and prepare for the next stage of our business, we are very pleased to have Mr. Walker as our chairman of the board. Mr. Walker’s extensive experience in building and managing biotechnology companies will be critical to achieve our corporate business goals,” said Brad Goodwin, chief executive officer of Novacea.

Mr. Walker currently serves as chairman of the boards of directors for Renovis, Inc., KAI Pharmaceuticals, Guava Technologies and Saegis Pharmaceuticals. He serves on the boards of directors for Geron Corporation and several privately-held biotechnology companies.

During his 35-year career, Mr. Walker has served as CEO or interim CEO of a number of biotechnology and pharmaceutical companies, including Chairman and interim CEO of KAI Pharmaceuticals, interim CEO of Guava Technologies, Chairman and CEO of Bayhill Therapeutics, and Chairman and interim CEO of Centaur Pharmaceuticals, Inc. From 1993 to 2001, he was

Chairman, CEO, and a director of AXYS Pharmaceuticals, Inc. and its predecessor company Arris Pharmaceutical Corporation. Prior to Arris, Mr. Walker was Chairman and CEO of Vitaphore Corporation, a biomaterials company that was sold to Union Carbide Chemical and Plastics Company, Inc.

Additionally, Mr. Walker has served as a venture partner with Morgan Stanley Venture Partners and as an investment advisor to MDS Capital Corporation. Mr. Walker began his career with American Hospital Supply Corporation, where he held a variety of general management, sales, and operational positions and served as President of American Medical Systems and The Hospital Company.

Mr. Walker holds a bachelor’s degree in history from The State University of New York at Buffalo and is a graduate of the Advanced Executive Program, J. L. Kellogg Graduate School of Management at Northwestern University.

About Novacea

Novacea, Inc. is a biopharmaceutical company focused on in-licensing, developing and commercializing novel cancer therapies. Novacea has three product candidates in clinical trials, including DN-101, which currently is in a Phase 3 clinical trial for androgen-independent prostate cancer, or AIPC. Novacea’s second drug candidate, oral vinorelbine, is expected to enter a registration trial for metastatic breast cancer in the second half of 2006. Novacea’s third product candidate, AQ4N, is expected to advance into a Phase 1/2 clinical trial in the second half of 2006 for glioblastoma multiforme in combination with radiation and chemotherapy.

Note: Except for the historical information contained herein, the matters set forth in this press release, including statements as to development, clinical studies, regulatory review and approval, and commercialization of products, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: early stage of development; the focus, conduct, enrollment and timing of our clinical trials; regulatory review and approval of product candidates; commercialization of products; market acceptance of products; funding requirements; intellectual property protection for our product candidates; competing products and other risks detailed from time to time under the heading “Risk Factors” in our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange

Commission on June 22, 2006. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual performance or results may vary materially from any future performance or results expressed or implied by these forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. # # #